Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of November 9, 2016, by and among Smart Sand, Inc., a Delaware corporation (the “Company”), and the Persons listed on Schedule A hereto (the “Stockholders”).

WHEREAS, in connection with the Company’s initial public offering and the transactions related thereto, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. The terms set forth below are used herein as so defined:

“Adverse Effect” has the meaning given to such term in Section 2.03(b).

“Affiliate” means, with respect to a specified Person, directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph.

“Board” means the board of directors of the Company.

“Clearlake” means Clearlake Capital Partners II (Master), L.P., a Delaware limited partnership.

“Commission” has the meaning given to such term in Section 1.02.

“Common Stock” means the common stock of the Company, par value $0.001.

“Company” has the meaning given to such term in the introductory paragraph.

“Demand Holder” shall mean Clearlake and/or Keystone, as the context requires.

“Demand Notice” means a written request from a Demand Holder to the Company to (a) prepare and file with the Commission a Registration Statement pursuant to Section 2.01 or (b) effectuate an Underwritten Offering pursuant to Section 2.02(a), as applicable.

“Effectiveness Period” has the meaning given to such term in Section 2.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means each Stockholder for so long as such Person is a record holder of any Registrable Securities, including any transferee of Registrable Securities pursuant to Section 2.10.

“Keystone” means Keystone Cranberry, LLC, a Pennsylvania limited liability company.

“Long-Form Registration Statement” means a registration statement of the Company filed with the Commission on Form S-1 (or any successor form or other appropriate form under the Securities Act) covering the Registrable Securities.

“Losses” has the meaning given to such term in Section 1.01(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager of such Underwritten Offering.

“Person” means any individual, corporation, partnership, voluntary association, partnership, joint venture, trust, limited liability partnership, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Notice” has the meaning given to such term in Section 2.03(a).

“Piggyback Registration” has the meaning given to such term in Section 2.03(a).

“Registrable Securities” means the shares of Common Stock owned by the Stockholders, which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof, and including any such shares of Common Stock transferred along with an assignment of rights hereunder pursuant to Section 2.10.

“Registration Expenses” has the meaning given to such term in Section 2.07(b).

“Registration Statement” has the meaning given to such term in Section 2.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” has the meaning given to such term in Section 2.07(b).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2.01(a).

“Short-Form Registration Statement” means a registration statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act).

“Stockholders” has the meaning given to such term in the introductory paragraph.

“Underwritten Offering” means an offering in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a registration statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the “Commission”), or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such registration statement; (b) at the time such Registrable Security has been sold (other than in a private transaction) pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (c) if such Registrable Security is held by the Company or one of its subsidiaries; (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or (e) if such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are assigned to the transferee and such transferee is not an Affiliate of the Company, two years following the transfer of such Registrable Security to such transferee (as may be extended for any delays incurred pursuant to Section 2.04).

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01 Demand Registration.

(a) Upon receipt of a written request from a Demand Holder at any time following the 180th day after the date hereof, the Company shall prepare and file with the Commission a registration statement under the Securities Act (a “Registration Statement”) providing for the resale of the Registrable Securities, which may, at the option of the Demand Holder, be a registration statement that provides for the resale of the Registrable Securities from time to time pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”). Within five (5) business days of the receipt of a Demand Notice, the Company shall give written notice of such Demand Notice to all Holders, and the Holders shall have three (3) business days following receipt of such notice of the Demand Notice from the Company to request in writing (including by electronic mail) to the Company to be included as a seller of Registrable Securities in such Registration Statement. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. The Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement (including those elected to be included in such Registration Statement following notice of a Demand Notice from the Company pursuant to this Section 2.01). The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (and the documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two (2) business days of such date, the Company shall provide the Holders with written notice of the effectiveness of the Registration Statement. The Company shall only be obligated to effect two (2) demand registrations on a Long-Form Registration Statement under this Section 2.01 in any twelve-month period; provided, however, that a registration on a Long-Form Registration Statement shall not count as a registration under this Section 2.01 unless it has become effective. The Company shall be obligated to effect an unlimited number of registrations under this Section 2.01 on Short-Form Registration Statements. The Company shall not be obligated to file more than one (1) Registration Statement (including Short-Form Registration Statements) in response to requests pursuant to this Section 2.01 within 90 days after the effective date of any Registration Statement filed by the Company in response to requests pursuant to this Section 2.01. Once a Holder’s Registrable Securities become eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming the Holder of such Registrable Securities is not an affiliate (as defined in Rule 144(a)(1) under the Securities Act) of the Company, then such Holder may, at its option, at any time, request that the Company take such steps as are reasonably necessary to deregister such Holder’s Registrable Securities. In connection with such request, such Holder’s rights under this Agreement shall all be terminated, including without limitation the right to demand an Underwritten Offering and the right to participate in a Piggyback Registration, and such Holder, to the extent such Holder beneficially owns less than 0.5% of the Common Stock then outstanding, shall no longer be subject to any obligations under this Agreement, including without limitation the obligation to enter into letter agreements with underwriters pursuant to Section 2.13.

Section 2.02 Underwritten Offerings.

(a) Request for an Underwritten Offering. If a Demand Holder(s) elects to dispose of Registrable Securities (whether pursuant to an effective registration statement or a registration statement requested pursuant to Section 2.01) having a market price, based on the last sales price of the shares of Common Stock as of the trading date prior to the date of demand, of at least $20.0 million, individually or in aggregate with another Demand Holder (subject to adjustment pursuant to Section 3.04), the Company shall, upon the written request by such Demand Holder, retain underwriters (selected as provided in Section 2.02(c)) in order to permit such Demand Holder to effect such sale through an Underwritten Offering. Within two (2) business days of the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders, and the Holders shall have three (3) business days following receipt of such notice of the Demand Notice from the Company to request in writing (including by electronic mail) to the Company to include, subject to Section 2.02(e), any Registrable Securities in such Underwritten Offering; provided that, in the case of an already effective shelf registration statement, unless the Company is eligible to use an Automatic Registration Statement, Holders shall be entitled to include only those Registrable Securities that are available or can be made available for sale pursuant to such Registration Statement without the need for filing a new registration statement or a post-effective amendment to such Registration Statement. The obligation of the Company to retain underwriters shall include the preparation and entry into an underwriting agreement, in customary form, with the Managing Underwriter or underwriters, which shall include, among other provisions, such representations, covenants, indemnities and other rights and obligations as are customary and indemnities to the effect provided in Section 2.08 and taking all reasonable actions as requested by the Managing Underwriter or underwriters to expedite or facilitate the disposition of such Registrable Securities, including causing its management to participate in a “roadshow” or similar marketing efforts.

(b) Block Trades. Notwithstanding the foregoing, if a Demand Holder wishes to engage in an underwritten block trade off of a Short-Form Registration Statement, then notwithstanding the foregoing time periods, such Holder only need to notify the Company of the block trade offering two business days prior to the day such offering is to commence (unless a longer period is agreed to by the holders of a majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall promptly notify other holders of Registrable Securities and such other holders of Registrable Securities must elect whether or not to participate by the next business day (i.e. one business day prior to the day such offering is to commence) (unless a longer period is agreed to by the holders of a majority of the Registrable Securities wishing to engage in the underwritten block trade) and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as three business days after the date it commences); provided that the holders of a majority of the Registrable Securities included in such registration shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the Registration Statement and other offering documentation related to the underwritten block trade.

(b) Limitation on Offerings. In no event shall the Company be required hereunder to participate in more than one Underwritten Offering in any ninety-day period.

(c) Selection of Underwriters. The Demand Holder holding a majority of the Registrable Securities included in any Underwritten Offering requested pursuant to this Section 2.02 shall have the right to select the Managing Underwriter as well as other investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(d) Withdrawal. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Person may elect to withdraw its request that the Company undertake such offering by written notice to the Company; provided, however, that such withdrawal must be made at a time prior to the time of pricing of such offering. No such withdrawal shall affect the Company’s obligation to pay Registration Expenses, if applicable.

(e) Priority on Underwritten Offerings Pursuant to a Demand Notice. If in connection with an Underwritten Offering pursuant to Section 2.02, the Managing Underwriter shall advise the Company that, in its reasonable opinion, the number of securities requested and otherwise proposed to be included in such Underwritten Offering exceeds the number which can be sold in such offering without an adverse effect on the price, timing or distribution of the securities to be offered (an “Adverse Effect”), then in the case of any such registration pursuant to Section 2.02, the Company shall include in such Underwritten Offering prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such Adverse Effect, pro rata among the Holders that have requested to participate in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner).

Section 2.03 Piggyback Rights.

(a) Participation. So long as a Holder has Registrable Securities, if the Company proposes to file a Registration Statement or conduct an Underwritten Offering, whether for its own account or for the account of any holders of its securities (other than in connection with a Demand Notice, which shall be governed by Section 2.01 and Section 2.02), ( a “Piggyback Registration”), then the Company shall give prompt written notice (a “Piggyback Notice”) (including notice by electronic mail) to each Holder holding at least $0.1 million of the then-outstanding Registrable Securities of the Company (based on the last sales prices of the shares of Common Stock as of the trading date prior to the date of the Piggyback Notice) regarding such proposed registration, and such notice shall offer such Holders the opportunity to include in such Piggyback Registration such number of Registrable Securities as each such Holder may request. Each Piggyback Notice shall specify, at a minimum, the number and type of securities proposed to be registered, the proposed date of filing of such Piggyback Registration with the Commission, the proposed means of distribution, the proposed Managing Underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such securities. Each such Holder shall make such request in writing to the Company (including by electronic mail) within five (5) business days (or one (1) business day in connection with any overnight or bought Underwritten Offering) after the receipt of any such Piggyback Notice, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder, and, subject to the terms and conditions of this Agreement, the Company shall use its reasonable best efforts to include in such Piggyback Registration all Registrable Securities held by such Holders; provided, that if, at any time after giving written notice of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register its equity securities, the Company may, at its election, give written notice of such determination within five business days thereof to each Holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders of Registrable Securities that a registration be effected under Section 2.01 or Section 2.02.

(b) Priority in Connection with Piggyback Registrations. If in connection with an Underwritten Offering pursuant to this Section 2.03, the Managing Underwriter shall advise the Company that, in its reasonable opinion, the number of securities requested and otherwise proposed to be included in such Underwritten Offering exceeds the number which can be sold in such offering without an Adverse Effect, then the Company shall include in such registration the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such Adverse Effect. In the case of a primary offering initiated by the Company, such number shall be allocated to (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities of the Holders that have elected to participate in such

Underwritten Offering pro rata among the Holders that have requested to participate in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), and (iii) third, if any, the number of other securities that, in the opinion of such Managing Underwriter, can be sold without having such Adverse Effect In connection with a secondary registration on behalf of holders of the Company’s securities (other than the Holders pursuant to Section 2.02), such number shall be allocated to the securities requested to be sold by the holders initially requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among such persons based on the relative number of securities then held by each such person (provided that any securities thereby allocated to a person that exceed such person’s request shall be reallocated among the remaining requesting persons in like manner).

Section 2.04 Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, the selection of investment banker(s) and manager(s) for the offering shall be made (a) by the Company, in the event that the Underwritten Offering is conducted by the Company, for its own account or for the account of any holders of its securities (other than in connection with a Demand Notice), and no single Holder requests to include in the Underwritten Offering more Registrable Securities than the Company or any other holder of its securities, or (b) by the Holder that requests to include in the Underwritten Offering the most Registrable Securities if there is more than one Holder that requests to include more Registrable Securities than the Company; provided, that, in the case of Section 2.04(b), any such investment banker(s) and manager(s) must be approved by the Company, with such approval not to be unreasonably withheld, conditioned or delayed.

Section 2.05 Delay Rights. If the Board determines in its reasonable good faith judgment that the Company’s compliance with its obligations under this Article II would be materially detrimental to the Company because such registration would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Company, (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (c) render the Company unable to comply with applicable securities laws, then the Company shall have the right to postpone compliance with its obligations to all but not less than all Holders under this Article II until such time that, in the Board’s reasonable good faith determination, compliance would not be materially detrimental to the Company; provided, that such postponement does not exceed 60 calendar days in any twelve-month period.

Section 2.06 Sale Procedures. In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement, offering memorandum or similar marketing document will be used in connection with the marketing of an Underwritten Offering and the Managing Underwriter notifies the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information in such prospectus supplement is of material importance to the success of such offering, the Company shall use its commercially reasonable efforts to include such information in such prospectus supplement, offering memorandum or similar marketing document;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) or use of a similar marketing instrument, and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto or use of a similar marketing instrument, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto or similar marketing instrument as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Registration Statement or other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement contemplated by this Agreement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder and/or the underwriters, at any time when a prospectus is required to be delivered under the Securities Act, of: (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in such Registration Statement or any other registration statement contemplated by this Agreement or any post-effective amendment thereto, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement or purchase agreement, as applicable and (ii) a “cold comfort” letter, dated the pricing date of such offering (to the extent available) and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters or placement agents in public offerings or private placements, as applicable, of securities by the Company and such other matters as the underwriters or Selling Holders, as applicable, may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the underwriters or Selling Holders, as applicable, access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(k) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of the Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement not later than the effective date of such registration statement;

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities;

(o) at the request of the holders of a majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the holders of a majority of the Registrable Securities to effect such Shelf Offering; and

(p) if the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the holders of Registrable Securities, and the holders of Registrable Securities do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that, at the request of the holders of a majority of the Registrable Securities, it shall include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the holders of Registrable Securities may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

Section 2.07 Cooperation by Holders. (i) The Company shall have no obligation to include in a registration statement pursuant to Section 2.01, an Underwritten Offering pursuant to Section 2.02(a) or in a Piggyback Registration pursuant to Section 2.03(a), Registrable Securities of a Selling Holder who has failed to timely furnish such information that, in the reasonable opinion of counsel to the Company, is reasonably required in order for a registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

(ii) No Person may participate in any Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the Managing Underwriter(s) that are consistent with such Holder’s obligations hereunder.

(iii) In the case of an Underwritten Offering in response to a Demand Notice, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Demand Holder holding the majority of the Registrable Securities included in such Underwritten Offering.

Section 2.08 Expenses.

(a) Expenses. The Company will pay all reasonable Registration Expenses of the Registration Statement or Underwritten Offering, regardless of whether any sale of Registrable Securities is consummated. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities contemplated by this Agreement pursuant to Section 2.01 or Section 2.03 and/or in connection with an Underwritten Offering pursuant to Section 2.02, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance and those counsel fees and disbursements described in clause (c) below. “Selling Expenses” means all underwriting discounts and selling commissions or placement agency fees applicable to the sale of Registrable Securities.

(c) Counsel Fees and Disbursements. In connection with each registration of Registrable Securities contemplated by this Agreement pursuant to Section 2.01 or Section 2.03 and/or in connection with an Underwritten Offering pursuant to Section 2.02, and the disposition of such Registrable Securities, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Demand Holder holding a majority of the Registrable Securities included in such registration or participating in such offering and disbursements of each additional counsel retained by any Holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such Holder in connection with any Underwritten Offering.

Section 2.09 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder participating therein, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in the Registration Statement or any other registration statement contemplated by this Agreement, or prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party and further, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of such indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities following an offering giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.10 Distributions. If the Holders of Registrable Securities seek to effectuate a distribution in kind of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-up agreements, work with the foregoing persons to facilitate such distribution in kind in the manner reasonably requested.

Section 2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to a Holder by the Company under this Article II and all other rights as a Holder hereunder (including rights as a Demand Holder) may be transferred or assigned by such Holder to one or more transferee(s) or assignee(s) of such

Registrable Securities; provided, however, that (a) unless such transferee or assignee is an Affiliate of the Holder, each such transferee or assignee holds Registrable Securities representing at least $2.0 million of Registrable Securities (based on the last sales price of the shares of Common Stock as of the trading date prior to the time of such transfer or assignment), subject to adjustment pursuant to Section 3.04, (b) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned and (c) each such transferee or assignee agrees to be bound by this Agreement.

In the event any Demand Holder elects to transfer or assigns its rights hereunder as a Demand Holder to a transferee or assignee of all or a portion of its Registrable Securities, such Demand Holder’s Registrable Securities and the Registrable Securities so transferred or assigned shall be aggregated for purposes of exercising the rights of any Demand Holder hereunder and any rights exercisable by Clearlake or Keystone as a Demand Holder hereunder will thereafter be exercisable by the holder of a majority of the Registrable Securities held by Clearlake and its assignees or transferees in aggregate or by the holder of a majority of the Registrable Securities held by Keystone and its assignees or transferees in aggregate, as applicable.

Section 2.13 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis that would reduce or limit the rights of the Holders of Registrable Securities hereunder or otherwise on terms more favorable to such other holders than this Agreement.

Section 2.14 Holdback Agreements. (i) Each Holder of Registrable Securities agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any sale, transfer or distribution of the Registrable Securities during a period, in the case of the Company’s initial Public Offering, commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for such initial Public Offering or the “pricing” of such offering and continuing to the date that is 180 days following the date of the final prospectus for such initial Public Offering and, in the case of any other offering, commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Public Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus for such Public Offering (or, in each case, such shorter period as agreed to by the managing underwriter for such Underwritten Offering), provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any stockholder of the Company on whom a restriction is imposed (the foregoing periods, “the Hold-Back Period”).

(ii) The Company (i) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during any Holdback Period, (ii) (A) shall use its best efforts to cause each holder of at least one percent (1%) (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) to agree not to effect any of the foregoing transaction during any Holdback Period and (B) shall cause each of its directors and executive officers to agree not to effect any such transactions during any Holdback Period, in each case, except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:

(a) if to Clearlake:

Clearlake Capital Partners II (Master), L.P.

c/o Clearlake Capital Group

233 Wilshire Blvd, Suite 800

Santa Monica, CA 90401

Attn: José E. Feliciano and Fred Ebrahemi

With a copy to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Fax: (312) 862-2200

Attn: Carol Anne Huff and Hamed Meshki

(b) if to Keystone:

Keystone Cranberry, LLC

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

Attn: Charles E. Young

With a copy to:

Fox Rothschild LLP

Princeton Pike Corporate Center

997 Lenox Drive, Building 3

Lawrenceville, NJ 08648-2311

Fax: (609) 896-1469

Attn: Vincent Vietti

(c) if to any Holder, or except as permitted by Section 2.10, if to a transferee of any Holder, to the contact information listed on Schedule A hereto; and

(d) if to the Company:

Smart Sand, Inc.

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

Attn: Lee E. Beckelman

Email: lbeckelman@smartsand.com

With a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Fax: (713) 546-5401

Attn: Ryan J. Maierson

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders in accordance with Section 2.11 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08 Governing Law. The laws of the State of Delaware shall govern this Agreement.

Section 3.09 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10 Scope of Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendment. (i) This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that that no such amendment, modification or waiver that would adversely affect a Holder disproportionately to all other Holders, other than amendments and modifications required to implement the provisions of clause (ii) below, shall be effective against such Holder without the consent of the Holder adversely affected thereby.

(ii) Subject to the prior written consent of the holders of a majority of the Registrable Securities, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date of this Agreement (the “Acquired Common”) to become a party to this Agreement and to succeed to all of the rights and obligations of a holder of Registrable Securities under this Agreement, if applicable, by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the Acquired Common Stock shall constitute Registrable Securities and such Person shall be a holder of Registrable Securities under this Agreement with respect to the Acquired Common, and the Company shall add such Person’s name and address to Schedule A hereto and circulate such information to the holders of Registrable Securities.

Section 3.12 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Company and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders hereunder.

Section 3.15 Independent Nature of Each Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

Section 3.16 Interpretation. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Holders under this Agreement, such action shall be in the Holders’ sole discretion unless otherwise specified.

Section 3.17 Termination of Initial Stockholders’ Agreement. Reference is made to the Stockholder Rights Agreement, dated as of September 13, 2011 (the “Existing Stockholders Agreement”) among the Company and certain of the parties hereto. The parties hereto that are party to the Existing Stockholders Agreement and the Company acknowledge and agree that the Existing Stockholders Agreement shall automatically terminate and be of no further force and effect without any action of any party hereto upon the consummation of the Company’s initial Public Offering; provided that such termination shall not impair the Investors’ (as defined in the Existing Stockholders Agreement) rights to reimbursement pursuant to Section 7.13 of the Existing Stockholders Agreement with respect to any costs or expenses incurred by them prior to such termination, including those incurred in connection with Company’s initial Public Offering.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

SMART SAND, INC.

By:	/s/ Lee Beckelman
Name: Lee Beckelman
Title: Chief Financial Officer

Signature Page to Registration Rights Agreement

KEYSTONE CRANBERRY, LLC

By:	/s/ Charles E. Young
Name: Charles E. Young
Title: Managing Member

Signature Page to Registration Rights Agreement

CLEARLAKE CAPITAL PARTNERS II (MASTER), L.P.

By: Clearlake Capital Partners II GP, L.P., its General Partner

By: Clearlake Capital Partners, LLC, its General Partner

By:	/s/ José E. Feliciano
Name: José E. Feliciano
Title: Co-President

Signature Page to Registration Rights Agreement

Frank Porcelli

By:	/s/ Frank Porcelli

Signature Page to Registration Rights Agreement

Andrew Speaker

By:	/s/ Andrew Speaker

Signature Page to Registration Rights Agreement

Speaker Children 2012 Irrevocable Trusts

By:	/s/ Joseph Speaker
Name: Joseph Speaker
Title: Trustee

Signature Page to Registration Rights Agreement

BAMK Associates, LLC

By:	/s/ Robert Kiszka
Name: Robert Kiszka
Title: Sole Member

Signature Page to Registration Rights Agreement

Blane Trust U/A/D dated January 26, 2001

By:	/s/ F. Philip Handy
Name: F. Philip Handy
Title: Trustee

Signature Page to Registration Rights Agreement

SCHEDULE A

1.	Clearlake Capital Partners II (Master), L.P., a Delaware limited partnership
2.	Keystone Cranberry, LLC, a Pennsylvania limited liability company
3.	Frank Porcelli
4.	Andrew Speaker
5.	Speaker Children 2012 Irrevocable Trusts
6.	BAMK Associates, LLC, a Pennsylvania limited liability company
7.	Blaine Trust U/A/D dated January 26, 2001

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of November 9, 2016 (as the same may hereafter be amended, the “Registration Rights Agreement”), by and among Smart Sand, Inc., a Delaware corporation (the “Company”) and the Persons listed on Schedule A thereto.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s                      shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the              day of                     ,             .

Signature of Stockholder

Print Name of Stockholder

Address:

Agreed and Accepted as of

.
SMART SAND, INC.,

By:

Its:

A-1